ARTICLES  AND  AGREEMENT  OF  MERGER
                                    OF
                          GOPUBLICNOW.COM,  INC.
                         (A  NEVADA  CORPORATION)
                                   INTO
                           DERMARX  CORPORATION
                         (A  DELAWARE  CORPORATION)

     The undersigned officers of GoPublicNow.com, Inc., a Nevada corporation as the disappearing corporation, and of DermaRx Corporation, a Delaware corporation as the surviving corporation, pursuant to a Plan and Agreement of Merger submit these Articles and Agreement of Merger pursuant to the provisions of the Nevada Revised Statutes 92A.

Article  I  -  Constituent  Corporations
----------------------------------------

     The name and place of organization and governing law of each constituent corporation is:

     A.     GoPublicNow.com,  Inc.,  a  Nevada  corporation
     B.     DermaRx  Corporation,  a  Delaware  corporation

     The Address for Service of Process is 5000 Birch Street, West Tower, Suite 4900, Newport Beach, California 92660, Attention Bruce A. Berman.

Article  II  -  Adoption  of  the  Plan  and  Agreement  of  Merger
-------------------------------------------------------------------

     The respective Boards of Directors of the Surviving Corporation and the Disappearing corporation have adopted a Plan and Agreement of Merger.

Article  III  -  Approval  of  the  Plan  and  Agreement of Merger by the Owners
--------------------------------------------------------------------------------

     The Plan and Agreement of Merger was approved by the written consent of the owners of each class of interests of the Surviving Corporation and the Disappearing Corporation.

Article  IV  -  Amendments  to  the  Articles  of Incorporation of the Surviving
--------------------------------------------------------------------------------
Corporation
-----------

     The Articles of Incorporation of the Surviving Corporation shall be amended by these Articles of Merger as follows:

     Article  FIRST  shall  be  amended  to  read  as  follows:

     "The  name  of  the  Corporation  shall  be  GoPublicNow.com,  Inc."

     Article  FOURTH  shall  be  amended  to  read  as  follows:

     "This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001. The shares of Common Stock issued and outstanding as at the date of these Articles of Merger shall be subject to a one for five reverse stock split.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

Article  V  -  Plan  and  Agreement  of  Merger
-----------------------------------------------

     A. The complete executed Plan and Agreement of Merger is on file at the Surviving Corporation's registered office or other place of business.

     B. A copy of the Plan and Agreement of Merger shall be furnished, on request and without cost, to any owner of a corporation which is party to the merger.


Article  VI  -  Effective  Date  of  Merger
-------------------------------------------

     The merger of the Disappearing Corporation with and into the Surviving Corporation shall take effect on April 5, 2000, which date is not more than 90 days after the filing of these Articles and Agreement of Merger.

     Dated  this  4th  day  of  April,  2000.

"DISAPPEARING  CORPORATION"                    "SURVIVING  CORPORATION"

GoPublicNow.com,  Inc.                         DermaRx  Corporation
5000  Birch  Street                            284  Jackson  Street
West  Tower,  Suite  4900                      Denver,  Colorado  80222
Bakersfield,  CA  93313

    /s/ Bruce A. Berman                            /s/ Maryanne Carroll
By:     Bruce  A.  Berman                      By:     Maryanne  Carroll
Its:    President                              Its:    President

Attested  to  this  4th  day  of  April,  2000.

/s/ Bruce A. Berman
Bruce  A.  Berman,  Secretary
GoPublicNow.com,  Inc.,  a  Nevada  corporation


Attested  to  this  4th  day  of  April,  2000.

/s/ Maryanne Carroll
Maryanne Carroll,  Secretary
DermaRx Corporation, a Delaware corporation